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                                                                    EXHIBIT 99.1




                    COMMERCIAL NATIONAL FINANCIAL CORPORATION
                                 DIVIDEND REPORT


Ithaca, Michigan, May 30, 2003--

Jeffrey S. Barker, President and CEO of Commercial Bank and its holding company, Commercial National Financial Corporation, announced that on May 21, 2003, the corporation's Board of Directors declared a cash dividend of 14 cents per share. The dividend will be paid on July 1, 2003 to shareholders of record as of June 13, 2003. This dividend represents an increase of 5.0% over the 2002 first quarter dividend and an annualized yield of 4.5%.

Commercial Bank operates full service banking offices in Alma, Greenville, Ithaca, Middleton, Mt. Pleasant, Pompeii, and St. Louis.



Contact:
Daniel E. Raleigh
Vice President
989-875-5504